Exhibit 21
SUBSIDIARIES OF APPLIED MATERIALS, INC.
As of October 31, 2021

LEGAL ENTITY NAME		PLACE OF INCORPORATION
AKT Godo Kaisha	(1)	Japan
Applied Materials (Holdings)	(2)	California
Applied Materials Asia-Pacific, LLC	(3)	Delaware
Applied Materials Canada, Inc.		Canada
Applied Materials Holdings S.à r.l.	(4)	Luxembourg
Applied Materials India Private Limited		India
Applied Materials Israel Ltd.	(5)	Israel
Applied Materials Netherlands B.V.	(6)	The Netherlands
Applied Ventures, LLC	(7) (8)	Delaware
Semitool, Inc.		Montana
Tango Systems LLC	(9)	Delaware
Varian Semiconductor Equipment Associates, Inc.	(10)	Delaware
Veranome Biosystems LLC		Delaware

(1) AKT Godo Kaisha. owns the following subsidiary:
AKT America LLC		California

(2) Applied Materials (Holdings) owns the following subsidiary:
Applied Materials UK Limited		California

(3) Applied Materials Asia-Pacific, LLC owns the following subsidiaries:
Applied Materials (China) Holdings, Ltd.	(a)	P.R. China
Applied Materials (Shanghai) Co., Ltd.		P.R. China
Applied Materials China, Limited	(b)	Hong Kong
Applied Materials Taiwan, Ltd.		Taiwan
(4) Applied Materials Holdings S.à r.l. owns the following subsidiaries:
Applied Materials Luxembourg 2 S.à r.l.		Luxembourg
Applied Materials U.S. Holdings LLC

(5) Applied Materials Israel, Ltd. owns the following subsidiary:
ICT Integrated Circuit Testing GmbH		Germany

LEGAL ENTITY NAME		PLACE OF INCORPORATION
(6) Applied Materials Netherlands B.V. owns the following subsidiaries:
Applied Materials Belgium N.V.		Belgium
Applied Materials Deutschland Holding GmbH	(c)	Germany
Applied Materials France		France
Applied Materials GmbH		Germany
Applied Materials Ireland Limited		Ireland
Applied Materials Italia S.r.l.	(d)	Italy
Applied Materials Japan, Inc.	(e)	Japan
Applied Materials Korea Ltd.		Korea
Applied Materials Switzerland S.à r.l. in liquidation		Switzerland
Think Silicon Research and Technology Single Member S.A. (Think Silicon S.A.)		Greece

(7) Applied Ventures, LLC owns the following subsidiary:
Applied Ventures Investment Management GP I, LLC	(f)	Delaware

(8) Applied Ventures, LLC owns 50% of the following subsidiary:
Applied Ventures ITIC Innovation Fund GP, LLC	(g)	Delaware

(9) Tango System LLC owns the following subsidiary:
Kunshan Tango Semiconductor Equipment Co., Ltd.		China

(10) Varian Semiconductor Equipment Associates, Inc. owns the following subsidiary:
Applied Materials South East Asia Pte. Ltd.	(f) (h)	Singapore

(a) Applied Materials (China) Holdings, Ltd. owns the following subsidiary:
Applied Materials (Xi'an), Ltd.		P.R. China

(b) Applied Materials China, Limited. owns the following subsidiaries:
Applied Materials (China), Inc.		P.R. China
Applied Materials Display Equipment (Shanghai) Co., Ltd.		P.R. China
Lin-gang Special Area Applied Materials (Shanghai) Co., Ltd.		P.R. China

(c) Applied Materials Deutschland Holding GmbH owns the following subsidiaries:
Applied Materials GmbH & Co. KG	(i)	Germany
Applied Materials Verwaltung GmbH		Germany
Mecatronix GmbH		Germany

LEGAL ENTITY NAME		PLACE OF INCORPORATION
(d) Applied Materials Italia S.r.l. owns the following subsidiary:
Baccini Kesheng Italia S.r. l.		Italy

(e) Applied Materials Japan, Inc. owns the following subsidiary:
Sigmameltec Ltd.		Japan

(f) Applied Ventures Investment Management GP I, LLC and Applied Materials South East Asia Pte. Ltd., collectively own 60% of the following subsidiary:
Applied Ventures Innovation Fund I, L.P.		Delaware

(g) Applied Ventures ITIC Innovation Fund GP, LLC and Applied Materials, Inc. collectively own 31% of the following subsidiary:
Applied Ventures ITIC Innovation Fund, L.P.		Delaware

(h) Applied Materials South East Asia Pte. Ltd. owns the followings subsidiaries:
Applied Materials Europe B.V.		The Netherlands
Applied Materials Hong Kong Limited	(j)	Hong Kong
Applied Materials Philippines LLC		Nevada
Applied Materials Singapore Technology Pte. Ltd.		Singapore
DMO Systems Limited		Cayman Islands
MDLSoft LLC	(k)	Delaware
Perceptive Engineering Limited	(l)	United Kingdom
Sage Design Automation, Ltd.	(m)	Israel

(i) Applied Materials GmbH & Co. KG owns the following subsidiary:
Applied Materials WEB Coating GmbH		Germany

(j) Applied Materials Hong Kong Limited owns the following subsidiary:
Baccini Kesheng Pte. Ltd.		Singapore

(k) MDLSoft LLC owns the following subsidiary:
MDLab S.r. l. in liquidation		Italy

(l) Perceptive Engineering Limited owns the following subsidiaries:
Perceptive Engineering Limited		Ireland
Perceptive Engineering Pte. Ltd.		Singapore

(m) Sage Design Automation, Ltd. owns the following subsidiaries:
Sage Design Automation LLC		California
NP Komplete Technologies, B.V.		The Netherlands

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